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                                                                    EXHIBIT 12.1

EQUITY OFFICE PROPERTIES TRUST
STATEMENT OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS (DOLLARS IN THOUSANDS)


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
                                                                                 FOR THE THREE MONTHS ENDED MARCH 31,
                                                                                 ------------------------------------
                                                                                       2003             2002
                                                                                   =============    =============
Income before income taxes, allocation to minority interests and income
   from investments in unconsolidated joint ventures                               $     149,593    $     189,993
                                                                                   -------------    -------------

Plus Fixed Charges:
        Interest expense                                                                 205,323          204,487
        Capitalized interest                                                               3,598            5,338
        Loan amortization cost                                                             1,692            1,301
                                                                                   -------------    -------------

            Fixed charges                                                                210,613          211,126
Plus preferred distributions                                                              15,461           15,830
                                                                                   -------------    -------------

Combined fixed charges and preferred distributions                                       226,074          226,956
                                                                                   -------------    -------------

Plus amortization of capitalized interest                                                    434              430
Plus distributed income of investments in unconsolidated joint ventures                   16,668           25,909
Less preferred distributions                                                             (15,461)         (15,830)
Less capitalized interest                                                                 (3,598)          (5,338)
                                                                                   -------------    -------------

    Total                                                                                 (1,957)           5,171
                                                                                   -------------    -------------

Earnings                                                                           $     373,710    $     422,120
                                                                                   =============    =============

Combined fixed charges and preferred distributions                                 $     226,074    $     226,956
                                                                                   =============    =============

Earnings to combined fixed charges and preferred distributions                               1.7              1.9
                                                                                   =============    =============
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